Exhibit 99.2

           CERTIFICATE PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
            PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Foamex L.P. and Foamex Capital Corporation on Form 10-Q for the period ending March 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, K. Douglas Ralph, Executive Vice President and Chief Executive Officer of Foamex L.P. and Foamex Capital Corporation, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

     1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Foamex L.P. and Foamex Capital Corporation.

Date:  May 14, 2003

Foamex L.P.                                 Foamex Capital Corporation

/s/ K. Douglas Ralph                        /s/ K. Doughlas Ralph
__________________________________          __________________________________
K. Douglas Ralph                            K. Douglas Ralph
Executive Vice President and Chief          Executive Vice President and Chief
Financial Officer                           Financial Officer